                                                                     Exhibit 3.9


                            ARTICLES OF ORGANIZATION
                                       OF
                               CHANDLER 110, LLC,
                      AN ARIZONA LIMITED LIABILITY COMPANY


         The undersigned has executed this document for the purpose of forming a limited liability company under the laws of Arizona and adopts the following Articles of Organization.

         1. NAME. The name of the Company is: CHANDLER 110, LLC.

         2. PURPOSE AND POWERS. The Company is organized for the transaction of any and all lawful business for which a limited liability company may be formed under the laws of the State of Arizona, including, but not limited to, the acquisition, development, ownership and sale of real property.

         3. REGISTERED OFFICE. The Company's registered office is: 6613 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85250.

         4. STATUTORY AGENT. The name and address of the agent for service of process is: C. Timothy White, Esq., 1850 North Central Avenue, Suite 500, Phoenix, Arizona 85004.

                  The agent, by signing the attached document, accepts the appointment as agent.

         5. DURATION. The latest date the Company can dissolve is December 31, 2035.

         6. MEMBERS. The name and mailing address of the sole member of the Company is:

                  Monterey Homes Construction, Inc.
                  6613 N. Scottsdale Road, Suite 200
                  Scottsdale, AZ 85250

         7. MANAGEMENT. Management of the Company is reserved to its sole member.


         DATED this 11th day of September, 1998.




                                               ---------------------------------
                                               C. Timothy White

                                STATE OF ARIZONA
                  ACCEPTANCE OF APPOINTMENT AS STATUTORY AGENT
                                       OF
                               CHANDLER 110, LLC,
                      AN ARIZONA LIMITED LIABILITY COMPANY



To:      Arizona Corporation Commission
         Incorporating Division
         1300 West Washington
         Phoenix, Arizona  85007


         Please be advised that C. Timothy White, Esq., hereby accepts and acknowledges appointment as statutory agent for service of process upon Chandler 110, LLC, an Arizona limited liability company, and consents to act in that capacity until his removal or resignation.

         DATED this 11th day of September, 1998.



                                               ---------------------------------
                                               C. Timothy White